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                                                                    Exhibit 10.3

                                    SUBLEASE


         This Sublease ("Sublease") is made as of the ___ day of _________, 1999, by and between QUALITY KING DISTRIBUTORS, INC., having an address at 2060 9th Avenue, Ronkonkoma, New York 11779 ("Sublessor") and QK HEALTHCARE, INC., a Delaware corporation, having an address at 2060 9th Avenue, Ronkonkoma, New York 11779 ("Sublessee").

                              W I T N E S S E T H:

         WHEREAS, Sublessor is the Tenant under that certain Lease Agreement dated as of March 1, 1986 with Nussdorf Associates ("Landlord"), (said Lease Agreement is hereinafter referred to as the "Prime Lease"), for certain premise (the "Premises") located at 2060 Ninth Avenue, Ronkonkoma, New York (the "Building"); and

         WHEREAS, Sublessee wishes to sublet from Sublessor and Sublessor wishes to sublet to Sublessee a portion of the Premises leased by Sublessor;

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.  DEFINITIONS

         All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Prime Lease.

         2.  SUBLEASE

         Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor, subject to the terms, provisions and covenants of the Prime Lease and as hereinafter provided and as same may be expressly modified herein, that portion of the Premises constituting a portion of the office space and warehouse space in the Building (the "Subleased Premises"). The parties hereto agree that for the purposes of this Sublease, the Subleased Premises consist of 71,425 square feet of rentable area and are shown on Exhibit "A" attached hereto and made a part hereof.

         3.  TERM

         (a) This Sublease shall be for a term of 5 years, commencing on effective date of the Sublessee's initial public offering (the "Commencement Date") and, unless earlier terminated pursuant to the terms hereof or pursuant to the terms of the Prime Lease, terminating on ________ __, 20__ (the "Termination Date"). If the term of this Sublease exceeds the term of the Prime Lease, then effective immediately upon the termination of the Prime Lease (except if the term of the Prime Lease terminates due to a default by Sublessee under the terms of this


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Sublease), this Sublease shall automatically be deemed a lease (the "Lease")
between Quality King Distributors, Inc, as landlord, and QK Healthcare, Inc., as tenant. The Lease shall be on the same terms and conditions as contained in this Sublease, and all references to provisions in the Prime Lease herein shall be incorporated into the Lease.

         4.  USE

         Sublessee may use the Subleased Premises for any use permitted under the Prime Lease.

         5.  RENT

         (a) From and after the Commencement Date, Sublessee shall pay equal monthly installments of rent of $33,689 per month (the "Sublease Rent") to Sublessor for the Subleased Premises, in advance, on or before the first day of each calendar month, without any offsets or deductions and without prior demand therefor.

         (b) Sublessee shall pay its proportionate share of all other charges arising after the commencement date of the lease due under Prime Lease, including but not limited to, Additional Rent as same is defined in the Prime Lease. For the purposes of this Sublease, Sublessor and Sublessee agree that the Sublessee's proportionate share is 36 1/2%.

         (c) Rent shall be payable to the attention of Sublessor at Quality King Distributors, Inc., 2060 9th Avenue, Ronkonkoma, New York 11779, or at such other place as Sublessor may designate in writing.

         (d) If Sublessee fails to make any payment of Sublease Rent within fifteen business days after the date such payment is due and payable, Sublessee shall pay to Sublessor a late charge on the amount of such delinquent payment at the rate of 2% above the prime interest rate then being charged by Fleet, N.A., as published at the main branch bank in New York City. Nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum legal rate then allowed by law.

         6.  CONDITION OF PREMISES

         (a) Possession of the Subleased Premises shall be delivered to Sublessee in "broom clean" condition, but otherwise in "as is" condition.

         (b) Upon the Termination Date or any earlier termination pursuant to the terms hereof, Sublessee shall deliver the Subleased Premises to Sublessor free of all of Sublessee's furniture and personal property and otherwise in accordance with the provisions of the Prime Lease.

         (c) Sublessee shall take good care of the Subleased Premises and the fixtures and appurtenances therein, and shall make all repairs thereto. Sublessee shall not look to Sublessor for nor shall Sublessor be responsible for, any such repairs unless caused by the act or omission of Sublessor.


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         (d) All alterations, installations and improvements made in the
Subleased Premises by either Sublessee or Sublessor shall, subject to the terms of the Prime Lease, become the property of Sublessor and shall remain upon and be surrendered with the Subleased Premises upon expiration of the term hereof.

         7.  BROKER

         Each of the parties hereto represents and warrants to the other that it has not dealt with any broker in connection with this Sublease.

         8.  ASSIGNMENT OR FURTHER SUBLETTING

         Sublessee may not assign this Sublease or further sublease the Subleased Premises during the term hereof without the prior consent of Sublessor, which consent shall not be unreasonably withheld or delayed.

         9.  ALTERATIONS

                Sublessee shall not make, nor shall Sublessee permit anyone to make, any structural improvements to the Subleased Premises without first (a) submitting copies of all plans, drawings and specifications for all such proposed structural improvements to Sublessor and (b) obtaining the prior written consent of Landlord if same is required under the terms of the Prime Lease. All permitted structural improvements to the Subleased Premises shall be made by Sublessee in accordance with the terms of the Prime Lease.

         10.  PRIME LEASE

         Sublessor represents to Sublessee that attached hereto as Exhibit B is a true and complete copy of the Prime Lease. Sublessee covenants that it will not do any act or thing which will be, result in or constitute a violation or breach of or a default under the Prime Lease and any such violation, breach or default shall constitute a violation and the breach by Sublessee of a substantial obligation under this Sublease.

         Sublessee shall not be liable for any damage to persons or property sustained by Sublessor and others by reason of Sublessee's use and occupancy of the Subleased Premises or by reason of any act, accident or occurrence in the Subleased Premises, unless such act, accident or occurrence was the result of the gross negligence or willful misconduct of Sublessee, its agents or employees.

         This Sublease is separate from and subordinate to the Prime Lease.

         Sublessor warrants to Sublessee that (i) the Prime Lease has not been amended or modified except as set forth herein; (ii) Sublessor is not now, and as of the Commencement Date will not be, in default or breach of any of the material obligations of the Prime Lease; (iii)


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Sublessor has full right, power and authority to execute this Sublease; and (iv)
Sublessor has no knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Prime Lease as of the date hereof.

         11.  INSURANCE/CASUALTY/CONDEMNATION

         Sublessee shall at its own cost and expense obtain and carry such insurance with respect to the Subleased Premises as may be reasonably required by Sublessor throughout the term of this Sublease. Such insurance shall cover Landlord, Sublessor and Sublessee, as their interests may appear. In the event of damage or destruction to the Subleased Premises or any taking thereof or in the event of any interruption of services to the Subleased Premises which results in an abatement of rent payable under the Prime Lease, such abatement shall inure to the benefit of the Sublessee hereunder. In the event of condemnation, Sublessor and Sublessee shall be entitled to the amount of any condemnation award to which they may be respectively entitled in connection with the Subleased Premises. Sublessor and Sublessee mutually waive their respective rights of recovery against each other for any loss of, or damage to, their respective property, to the extent same is insured against at such time.

         12.  RIGHT TO TERMINATE

         (a) Sublessee shall have the right (the "Termination Right") to terminate this Sublease, provided that:

                (i) Sublessee shall give Sublessor written notice (the "Termination Notice") of Sublessee's election to exercise the Termination Right on or prior to a date that is at least ninety days prior to the date Sublessee desires to terminate this Sublease (the "Termination Effective Date"); and

                (ii) In consideration of Sublessee's exercise of the Termination Right, Sublessee shall pay to Sublessor (with the Termination Notice) $101,067 (the "Termination Payment").

         (b) If Sublessee properly exercises the Termination Right, then, effective as of the Termination Effective Date, this Sublease shall terminate and end as fully and completely as if the Termination Effective Date was the last date of the term hereof. Accordingly, and without limiting the generality of the foregoing (i) on or prior to the Termination Effective Date, Sublessee shall (and shall cause each of its subtenants, if any) to vacate and surrender the Subleased Premises in accordance with the provisions of this Sublease, (ii) as of the Termination Effective Date, Sublease Rent shall be apportioned in the same manner and to the same extent as if the Termination Effective Date was the end of the Sublease term and (iii) from and after the Termination Effective Date, neither party shall have any further rights against or obligations to the other by reason of this Sublease or the estate created hereby, except for such rights and obligations which by the terms of this Sublease survive the expiration or termination hereof.


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         13.  MISCELLANEOUS

         (a) All prior understandings and agreements between the parties are merged within this Sublease which alone fully sets forth the understandings of the parties. This Sublease may be changed or terminated only by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

         (b) Any notice, demand or other communication required or permitted to be given or made by either party under this Sublease shall be in writing and shall be deemed properly given three (3) days after sent by certified mail, return receipt requested, addressed to the parties at the addresses set forth below. Either party may, by notice aforesaid, designate a different address for communications intended for it.

                To Sublessor:       Quality King Distributors, Inc.
                                    2060 9th Avenue
                                    Ronkonkoma, New York  11779
                                    Attention:

                with a copy to:     Dennis M. Apfel, Esq.
                                    2070 Deer Park Avenue
                                    Deer Park, New York  11729

                To Sublessee:       at its offices at the Building
                                    Attention:  President

                with a copy to:     Edwards & Angell, LLP
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Attention:  Patricia L. Kantor, Esq.

         (c) This Sublease will be binding on, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.


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         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

                                          QUALITY KING DISTRIBUTORS, INC.


                                          By:__________________________________

                                             Title:_________________________


                                          QK HEALTHCARE, INC.


                                          By:_________________________________

                                             Title:_________________________














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